EXHIBIT 32.1
Certification required by Rule 13a-14(b) or Rule 15a-14(b) and Section 906 of the
Sarbanes-Oxley Act of 2002
     In connection with the Annual Report of Permian Basin Royalty Trust (the “Trust”) on Form 10-K for the annual period ended December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, not in its individual capacity but solely as the trustee of the Trust, certifies pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to its knowledge:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

BANK OF AMERICA, N.A., TRUSTEE FOR PERMIAN BASIN ROYALTY TRUST
Date: March 14, 2008	By:	/s/ Ron E. Hooper
Ron E. Hooper,
Senior Vice President, Royalty Management

     A signed original of this written statement required by Section 906 has been provided to the Permian Basin Royalty Trust and will be retained by the Permian Basin Royalty Trust and furnished to the Securities and Exchange Commission or its staff upon request.